UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2024

THOUGHTWORKS HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40812	82-2668392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, 25th Floor

Chicago, Illinois 60601

City, State Zip Code

(312) 373-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	TWKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On November 13, 2024, Thoughtworks Holding, Inc., a Delaware corporation (the “Company”), completed its previously announced merger with Tasmania Merger Sub, Inc., a Delaware corporation (“Merger Sub”), a wholly owned subsidiary of Tasmania Midco, LLC, a Delaware limited liability company (“Parent”), pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 5, 2024, by and among the Company, Parent, and Merger Sub. Pursuant to the Merger Agreement, Merger Sub merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation”).

The description of the Merger Agreement and related transactions contemplated by the Merger Agreement (including, without limitation, the Merger) in this Current Report on Form 8-K (this “Current Report”) does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 5, 2024 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction and in Item 3.03, Item 5.02 and Item 5.03 of this Current Report is incorporated by reference into this Item 2.01.

Upon the consummation of the Merger on November 13, 2024, pursuant to the terms and subject to the conditions of the Merger Agreement, each share of Company Common Stock issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) (other than such shares (a) owned directly or indirectly by Parent or Merger Sub or (b) held by all holders of Company Common Stock (the “Company Stockholders”) who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised (and not withdrawn) their statutory right of appraisal in respect of such shares in accordance with the General Corporation Law of the State of Delaware (“Delaware Law”)) was cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $4.40, without interest thereon (the “Per Share Price”), less any applicable tax withholdings.

Treatment of Equity Awards

Pursuant to the Merger Agreement, except as otherwise explicitly agreed in writing by the parties to the Merger Agreement or between Parent and the holder of the applicable Company equity award, at the Effective Time, the Company’s outstanding equity awards were treated as follows:

●	Each option to purchase shares of Company Common Stock (a “Company Option”) that was vested, outstanding and unexercised immediately prior to the Effective Time (a “Vested Company Option”) was cancelled, with the holder of such Company Option becoming entitled to receive an amount in cash, less any applicable tax withholdings, equal to the product obtained by multiplying (a) the excess of the Per Share Price over the per share exercise price of such Vested Company Option, by (b) the number of shares of Company Common Stock covered by such Vested Company Option immediately prior to the Effective Time.

●	Each outstanding Company Option that was not a Vested Company Option (an “Unvested Company Option”) was cancelled and converted into the contingent right to receive an aggregate amount in cash, without interest and less any applicable tax withholdings, equal to the product obtained by multiplying (a) the excess, if any, of the Per Share Price over the per share exercise price of such Unvested Company Option, by (b) the number of shares of Company Common Stock covered by such Unvested Company Option immediately prior to the Effective Time, which cash amount will generally remain subject to the same vesting schedule applicable to the related Unvested Company Option, including any acceleration of vesting provisions.

●	Each outstanding Company Option with a per share exercise price equal to or greater than the Per Share Price, whether vested or not, was cancelled for no consideration as of the Effective Time.

●	Each award of Company restricted stock units (a “Company RSU Award”) that was vested and outstanding immediately prior to the Effective Time but not yet settled, and each outstanding and unvested Company RSU Award that was scheduled to vest on or before November 18, 2024 (the “November 2024 RSUs”), was cancelled, with the holder of such Company RSU Award becoming entitled to receive an amount in cash, less any applicable tax withholdings, equal to the product obtained by multiplying (a) the Per Share Price by (b) the number of shares of Company Common Stock covered by such Company RSU Award.

●	Each Company RSU Award and each award of Company performance stock units (a “Company PSU Award”), in each case, that was outstanding immediately prior to the Effective Time and that did not vest upon the occurrence of the Effective Time by its terms or as set forth above, was assumed by Parent and converted into the contingent right to receive an amount in cash, without interest and less any applicable tax withholdings (a “Converted Stock Unit Cash Award”), equal to the product obtained by multiplying (a) the Per Share Price, by (b) the number of shares of Company Common Stock covered by such Company equity award immediately prior to the Effective Time (with the number of shares of Company Common Stock subject to any Company PSU Award determined assuming achievement of target-level performance). After giving effect to the accelerated vesting of November 2024 RSUs described above, the vesting conditions applicable to the Converted Stock Unit Cash Awards converted from Company RSU Awards were modified so that 50% of such Converted Stock Unit Cash Awards (on an individual-by-individual basis) will vest on each of the first and second anniversaries of the date of the closing of the Merger. The Converted Stock Unit Cash Award will otherwise continue to vest on the same schedule and conditions as applied to the applicable Company equity award and will otherwise remain subject to the same terms and conditions as applied to the corresponding Company equity award, as applicable, immediately prior to the Effective Time, including any acceleration of vesting provisions and any performance-based vesting conditions (as may be adjusted or modified by Parent in connection with the transactions), and including payment above target for performance above the target performance-level consistent with the terms of the applicable Company equity award (provided, that, each Converted Stock Unit Cash Award that was a Company PSU Award subject to relative TSR vesting conditions will instead be treated as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub concurrently with the execution and delivery of the Merger Agreement).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 5, 2024.

A copy of the press release issued by the Company on the date of the closing of the Merger announcing the completion of the Merger is filed as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 2.01.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 and Item 3.03 of this Current Report is incorporated by reference into this Item 3.01.

In connection with the completion of the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) that the Merger had been completed and requested that Nasdaq suspend trading of the Company Common Stock on Nasdaq prior to the opening of trading on November 13, 2024. In addition, the Company requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the Company Common Stock from Nasdaq. After the effectiveness of the Form 25, the Company intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the Company Common Stock under Section 12(g) of the Exchange Act and suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01, Item 3.01, Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement and in connection with the completion of the Merger, each share of Company Common Stock (other than such shares (a) owned directly or indirectly by Parent or Merger Sub or (b) held by Company Stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised (and not withdrawn) their statutory right of appraisal in respect of such shares in accordance with Delaware Law) was cancelled and extinguished and automatically converted into the right to receive the Per Share Price.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introduction and under Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

Effective upon the completion of the Merger, the directors of Merger Sub immediately prior to the completion of the Merger continued as the directors of the Surviving Corporation.

Effective upon the completion of the Merger, the officers of the Company immediately prior to the completion of the Merger continued as the officers of the Surviving Corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety (the “Fifth Amended and Restated Certificate of Incorporation”).

A copy of the Fifth Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 13, 2024, the Company issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated August 5, 2024, by and among Tasmania Midco, LLC, Tasmania Merger Sub, Inc. and Thoughtworks Holding, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 5, 2024).
3.1	Fifth Amended and Restated Certificate of Incorporation of Thoughtworks Holding, Inc., dated November 13, 2024.
99.1	Press Release, dated November 13, 2024.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules or exhibits omitted pursuant to item 601(a)(5) and/or 601(b)(2) of Regulation S-K, as may be applicable. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 13, 2024

THOUGHTWORKS HOLDING, INC.

By:	/s/ Michael Sutcliff
Michael Sutcliff
Chief Executive Officer

4